UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: January 18, 2002

                             C-CUBED HOLDINGS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)


            000-29505                           88-0356040
           -----------                          ----------
         (SEC File Number)         (IRS Employer Identification Number)

                        c/o, Richard D. Surber, Director
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                           --------------------------
                    (Address of principal executive offices)

                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:
     [X]   Preliminary Information Statement
     [ ]   Confidential, for Use of the Commission Only [as permitted by
                Rule 14c-5(d)(2)]
     [ ]   Definitive Information Statement







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Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14(c)-5(g) and 0-11.
              1) Title of each class of securities to which transaction applies:
              2) Aggregate number of securities to which transaction applies:
              3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: 0
              4) Proposed maximum aggregate value of transaction: 0
              5) Total fee paid:

         [ ]  Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:
              2) Form, Schedule or Registration No.:
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              4) Date Filed

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                             C-CUBED HOLDINGS, INC.
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                    to be taken on or about February28, 2002

To the Stockholders of C-Cubed Holdings, Inc.:

Notice is hereby given that upon Written Consent by the holders of a majority of the outstanding shares of common stock of C-Cubed Holdings, Inc. (the "Company"), Richard D. Surber will be elected to serve as the sole member of the Board of Directors of the Company, to serve until his successor is duly elected and qualified. The Action will be taken and become effective on or about February 28, 2001

Only stockholders of record at the close of business on January 11, 2002 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.



                                                     /s/ Richard D. Surber
                                                     ---------------------------
                                                     Richard D. Surber, Director

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This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to elect Richard
D. Surber as the sole Director of the Company.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of C-Cubed Holdings, Inc., a Nevada Corporation ("C-Cubed "), in connection with the Action by Written Consent to elect Richard D. Surber as the sole Director of the Company. This action is being taken to facilitate the election of Richard D. Surber as the Sole Director of the Company so as to allow him to move forward with the affairs of the Company.

Richard D. Surber, a member of the Board of Directors, and persons owning the majority of the outstanding voting securities of C-Cubed have unanimously stated an intent to carry out the above described action. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The proposed actions are expected to occur and become effective on or about February 28, 2002.

The Form 10-KSB for the period ended December 31, 2000, filed by C-Cubed with the Securities and Exchange Commission, may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. C-Cubed is not presently "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada Law") do not provide for dissenter's rights of appraisal in connection with the proposed actions.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on January 11, 2002 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had outstanding 2,042,000 shares of $0.001 par value common stock. The Company's principal shareholders, including Richard D. Surber, own or control in the aggregate greater than 90% of the issued and outstanding shares of Common Stock on the Record Date, these persons have signed a consent to the taking of this action. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.




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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS



The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of January 11, 2002 by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:





Title of  Name and Address of            Amount and Nature of
Class     Beneficial Ownership           Beneficial Ownership   Percent of Class
-------   -------------------            --------------------   ----------------
Common    Axia Group, Inc.
Stock     268 West 400 South, Suite 300        1,000,000              48.9%
          Salt Lake City, Utah 84101

Common    Richard Surber                       2,000,000*             48.9%
Stock     268 West 400 South, Suite 300
          Salt Lake City, Utah 84101

* The 1,000,000 shares owned by Axia Group, Inc. are beneficially attributed to Richard D. Surber as President of Axia Group, Inc.


                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The Board of Directors of C-Cubed , Inc. and persons owning and having voting power in excess of 50% of the outstanding voting securities of C-Cubed have adopted, ratified and approved the election of Richard D. Surber as the sole director of the corporation (see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed action.

The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 2,042,000 shares of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on January 11, 2002, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposals.



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                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed election of Richard D. Surber as the sole Director of the Company which is not shared by all other stockholders.

                                     ITEM 4.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following individual is proposed to be elected to the Company's Board of Directors and to serve as the Company's sole Executive Officer and Director until his successor(s) are elected and qualified.

Name Age Position Richard D. Surber 28 President, Secretary, Treasurer and Director


No other persons are expected to make any significant contributions to the Company who are not executive officers or directors of the Company.

All executive officers are elected by the Board and hold office until the next Annual Meeting of stockholders and until their successors are elected and qualify.

Richard D. Surber, 28, is the Company's sole director and its president, and has served as such since December 15, 1999. He will serve as director until the next annual meeting of the Company's shareholders.

Mr. Surber graduated from the University of Utah with a Bachelor of Science degree in Finance and then with a Juris Doctorate with an emphasis in corporate law, including securities, taxation, and bankruptcy. Since 1992, he has gained extensive experience serving as an officer and/or director of many public and private companies.

Mr. Surber serves as an officer and/or director of the following public companies: Axia Group, Inc., our parent corporation and a holding company whose subsidiaries invest in real estate and provide financial consulting services (president and director from 1992 to the present); Cybercosmetics, Inc., a shell company whose plan is to acquire an unidentified company (president and director


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from, December 15, 1999 to the present); Cyber Soccer, Inc., a shell company whose plan is to acquire an unidentified company (president and director from, December 15, 1999 to the present); Cyber Tennis, Inc., a shell company whose plan is to acquire an unidentified company (president and director from, December 15, 1999 to the present); Cyberwholesale, Inc., a shell company whose plan is to acquire an unidentified company (president and director from, December 15, 1999 to the present); Cyber Wrestling, Inc., a shell company whose plan is to acquire an unidentified company (president and director from, December 15, 1999 to the present); Kelly's Coffee, Group, Inc., a shell company whose plan is to acquire an unidentified company (president and director from May, 1999 to the present);

                                     ITEM 5.

                             EXECUTIVE COMPENSATION

No cash compensation was paid to Richard Surber or any other officer or director of the Company during the fiscal years ended December 31, 2000 or 2001. The Company, as of the filing date, has issued Richard Surber a total of 1,000,000 Shares for his services to the Company valued at $1,000. The Company in 1996 also issued Axia Group, Inc. (f/k/a CyberAmerica Corporation) 1,000,000 shares for the organizational cost of the Company valued at $1,000. There is currently no policy in place that prevents the Company from compensating Richard Surber or any future officer, director or affiliate in the form of the Company's shares of common stock or other non-cash compensation. The Company has no current plans to compensate any of the aforementioned entities in this manner in the foreseeable future. However, the Company may agree to register the shares pursuant to an appropriate registration statement on or after the Company effects a merger or acquisition.

The Company has no agreement or understanding, express or implied, with any officer, director or principal stockholder, or their affiliates or associates, regarding employment with the Company or compensation for services. The Company has no plan, agreement, or understanding, express or implied, with any officer, director or principal stockholder, or their affiliates or associates, regarding the issuance to such persons of any shares of the Company's authorized and unissued common stock. There is no understanding between the Company and any of its present stockholders regarding the sale of a portion or all of the common stock currently held by them in connection with any future participation by the Company in a business. There are no other plans, understandings, or arrangements whereby Richard Surber or any of the Company's principal stockholders, or any of their affiliates or associates, would receive funds, stock, or other assets in connection with the Company's participation in a business. No advances have been made or contemplated by the Company to Richard Surber or any of its principal stockholders, or any of their affiliates or associates.

There is no policy that prevents management from adopting a plan or agreement in the future that would provide for cash or stock based compensation for services rendered to the Company.

Upon the merger or acquisition of a business, it is possible that current management will resign and be replaced by persons associated with the business acquired, particularly if the Company participates in a business by effecting a stock exchange, merger, or consolidation. In the event that Richard Surber remains after effecting a business acquisition, his time commitment and compensation will likely be adjusted based on the nature and location of such business and the services required, which cannot now be foreseen.

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Currently there are no plans to compensate the Directors of the Company for their services.

                             ADDITIONAL INFORMATION

Additional information concerning C-Cubed, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov and is incorporated herein by reference.

Dated: January 14, 2002


                           /s/ Richard D. Surber
                           ----------------------
                           Richard D. Surber, Director and Shareholder









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